UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2011

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(d)   This Item 5.07(d) supplements the Form 8-K filed by LSB Industries, Inc (the “Company”) to report the voting results of the Company’s 2011 Annual Meeting of Stockholders held on June 2, 2011 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers (commonly referred to as the “say on pay” vote). As previously reported by the Company, the frequency of once each year received the highest number of votes cast. Based on these results, the Company has determined that the Company will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers once each year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Section 8 – Other Events

Item 8.01.   Other Events.

If a stockholder of the Company wishes to submit proposals to be included in the Company’s proxy statement for the Company’s 2012 annual meeting, the proposals must be received at the Company’s principal executive offices in writing not later than January 30, 2012.  Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Bylaws of the Company.  Proposals should be addressed to David M. Shear, Secretary, LSB Industries, Inc., 16 South Pennsylvania Avenue, Post Office Box 754, Oklahoma City, Oklahoma 73101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 1, 2011

LSB INDUSTRIES, INC.

By: /s/ Jack E. Golsen
Jack E. Golsen
Chief Executive Officer and
Chairman of the Board